ENDORSEMENT

In this Endorsement, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States and "you" and "your" mean the Owner. For purposes of this Endorsement, reference to "Contract" will also include "Certificate".

The following sections of your Contract are hereby amended:

AMOUNT OF ANNUITY BENEFITS: Paragraphs six through eight are replaced by the following:

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" adjusted to a unisex basis based on a 20%-80% split of males and females, at pivotal age 55.

If a variable annuity form is available from us, then the amounts required will be calculated by us based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" and a modified two year age setback and a 20%-80% split of males and females, at age 55 and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever will apply, as we will inform you.

We will calculate amounts required for ages or for annuity forms not shown or for other annuity forms on the same actuarial basis.

PAYMENT OF BENEFITS AND REQUIRED MINIMUM DISTRIBUTION RULES. THE TABLES OF GUARANTEED ANNUITY PAYMENTS are replaced with the following:

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

     Amount of Fixed Annuity Benefit Payable on the Joint and Survivor Life
        Annuity Form (with 100% of the amount to continue to the spouse)
                     provided by an application of $1,000.

Age  60    61    62    63     64     65    66    67    68    69    70
60   3.32  3.35  3.37  3.40   3.42   3.44  3.46  3.48  3.50  3.52  3.54
61         3.37  3.40  3.42   3.45   3.47  3.50  3.52  3.54  3.56  3.58
62               3.43  3.45   3.48   3.50  3.53  3.55  3.58  3.60  3.62
63                     3.48   3.51   3.54  3.56  3.59  3.62  3.64  3.67
64                            3.54   3.57  3.60  3.63  3.65  3.68  3.71
65                                   3.60  3.63  3.66  3.69  3.72  3.75
66                                         3.66  3.70  3.73  3.76  3.79
67                                               3.73  3.77  3.80  3.83
68                                                     3.80  3.84  3.88
69                                                           3.88  3.92
70                                                                 3.96


2004GAPIR                                                                    EDC

                    ANNUITY BENEFIT PAYABLE ON THE LIFE FORM
                     (PROVIDED BY AN APPLICATION OF $1,000)

                  FIXED                 VARIABLE ANNUITY BENEFIT
                  ANNUITY               IF ASSUMED BASE RATE OF
AGE               BENEFIT               NET INVESTMENT RETURN IS
---               -------               ------------------------

                  2.5%                  3.5%              5.0%
----------------------------------------------------------------

60                 3.80                   4.26            5.18
61                 3.87                   4.32            5.24
62                 3.95                   4.38            5.31
63                 4.03                   4.45            5.37
64                 4.11                   4.53            5.44
65                 4.20                   4.61            5.52
66                 4.29                   4.69            5.60
67                 4.39                   4.78            5.68
68                 4.50                   4.87            5.78
69                 4.61                   4.97            5.87
70                 4.73                   5.07            5.98



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES




/s/ Christopher M. Condron               /s/ Pauline Sherman
--------------------------               --------------------
Christopher M. Condron                   Pauline Sherman
Chairman and Chief Executive Officer     Senior Vice President,
                                         Secretary and Associate General Counsel


                                       2
2004GAPIR                                                                    EDC